                                                                    EXHIBIT 10.2


Employee Initial:________
NETSTAIRS.COM:______



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (this "Agreement") is entered into as of the day set forth below, by and between NetStairs.com, a Florida corporation (COMPANY), and Ahmad F. Moradi, Ph.D. C.D.P. or his corporate assignee(s) jointly, (hereinafter referred to as "EMPLOYEE").

                                    RECITALS

         WHEREAS, COMPANY is a provider of Cybermercial video email broadcast services, which is a trade secret and owned by the company of which EMPLOYEE is a principal shareholder and,

         WHEREAS, COMPANY desires to employ EMPLOYEE and EMPLOYEE desires to serve the COMPANY as the COMPANY's Chief Executive Officer (CEO) and President; and.

         WHEREAS, EMPLOYEE's services for and on behalf of the COMPANY are of material importance to the enhancement of the value of the COMPANY's business.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the COMPANY and EMPLOYEE do hereby agree as follows:

         I.       EMPLOYMENT

                  COMPANY hereby employs EMPLOYEE in its business as CEO, President and EMPLOYEE hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

         II.      TERM

                  Unless sooner terminated pursuant to the provisions of this Agreement the term of employment under this Agreement shall be for a five (5) years commencing April 1, 2000 ("Employment Period"). The Employment Period shall be automatically renewed for succeeding terms of one (1) year ("Successive Employment Period") unless either party gives written notice of his intention not to renew said Agreement to the other party, at least one-hundred-eighty (180) days prior to the end of the initial five-year term, or any extended term.



                                       1
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Employee Initial:________
NETSTAIRS.COM:______


         III.     DUTIES

                  III.1 During the Employment Period EMPLOYEE shall serve in the Office of CEO and perform appropriate executive services for the COMPANY in accordance with the historical nature and scope of duties performed by EMPLOYEE as CEO of NetStairs.com, Inc.

                  III.2 EMPLOYEE shall be entitled to make ALL normal executive level management decisions of the COMPANY, that involve matters within the COMPANY's usual course of business and are duties customary for the employee in his or her capacity of CEO. EMPLOYEE's authority to manage the COMPANY shall be subject to review and direction from his or her immediate manager, if any, or by the Board of Directors of the Company. Compensation paid to employees of the COMPANY shall be at industry standards. Bonuses, if any, for said employees shall be based on the individual employee's performance and tied to a formula adopted by the COMPANY's Board of Directors.

                  III.3 During the term of this Agreement, Although EMPLOYEE is involved in managing other businesses, EMPLOYEE shall devote primarily majority of his time, energy, and skill to the service of the COMPANY and the promotion of COMPANY'S interests, and shall use his best efforts in the performance of his services hereunder. EMPLOYEE agrees to abide by all rules and regulations established from time to time by the Board; and all commissions, fees or other income earned and received by EMPLOYEE, if any, in furtherance of the business of Company, or its ns affiliates or from any other business or financial opportunity or endeavor in which EMPLOYEE is an active participant and not a passive investor, shall be accepted by EMPLOYEE for the account of Company, and shall be remitted to Company within three (3) days of EMPLOYEE's receipt thereof.

                  III.4 EMPLOYEE may, if elected, without additional compensation, unless expressly approved by the Board of Directors of the COMPANY, serve as a director of the COMPANY.

                  III.5 The services of EMPLOYEE shall be rendered in such places and localities as the COMPANY may require from time to time, and he shall do such traveling on behalf of the COMPANY as may reasonably be required consistent with the historical requirements of the office of CEO of the COMPANY.

                  III.6 EMPLOYEE shall comply with all COMPANY policies for the employees as such policies may exist from time to time.



                                       2
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Employee Initial:________
NETSTAIRS.COM:______



         IV.      COMPENSATION

                  IV.1 The COMPANY will compensate and pay EMPLOYEE for his services during the term of this Agreement a base salary of 250,000 per year ("Base Salary"). The Base Salary shall be paid to EMPLOYEE at no less than monthly intervals in accordance with the current normal payroll policies of which policies may be changed by COMPANY from time to time with inclusion of cost of living adjustment on a mutually acceptable terms. All compensation paid to EMPLOYEE shall be subject to all appropriate withholding taxes.

                  IV.2 EMPLOYEE shall be entitled to a bonus annually equal to no less than one and a half (1.5%) percent of the net profits of the COMPANY calculated without taking into account any kind of distribution to the subsidiaries of the COMPANY. Net Profits shall be defined according to Generally Accepted Accounting Principles. EMPLOYEE may elect to take this bonus in any combination of cash and stock. Computation of stock is based on .15(cent) per share exercise price.

                  IV.3 Compensation for each Successive Employment Period shall be determined, within thirty (30) days of the expiration of the Employment Period or each Successive Employment Period, through good faith negotiations between COMPANY and EMPLOYEE. Should the parties hereto fail to agree upon a mutually acceptable compensation package, the compensation in effect for the immediately proceeding period shall continue until the parties hereto agree on its modification.

                  IV.4 Sign in Bonus. Employee shall be entitled to receive a stock option of 500,000 shares vested 12 months from execution of this agreement as defined by the bylaws of the company and its adapted stock option plan (SOP).

         V.       DEATH

                  V.1 In the event of the death of EMPLOYEE during the term of this Agreement, COMPANY shall pay to the Estate of EMPLOYEE the amount to which EMPLOYEE would have been entitled to receive for the lesser of (a) salary for the remaining of five (5) year period, or (b) salary for the remaining period of this Agreement; in regular monthly payments for the term that remains on this Agreement to commence three (3) months after the death of EMPLOYEE.


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Employee Initial:________
NETSTAIRS.COM:______


                  V.2 There shall be deducted from the amounts paid to EMPLOYEE pursuant to Section 4.1, above, the amount actually paid to EMPLOYEE's designated beneficiary, as proceeds of life insurance, if any, which the COMPANY may have instituted on behalf of EMPLOYEE, as set forth under Section 9.1.2 (the "Term of The Insurance").


         VI.      DISABILITY

                  VI.1 In the event of disability of EMPLOYEE (whether temporary or permanent) to render services hereunder during the term hereof, and so long as such disability continues, EMPLOYEE shall continue to receive his full compensation during the period of such disability for a remaining unpaid period of this Agreement, or until the termination of this Agreement as defined in Section 11.1.4 herein, whichever first occurs.

                  VI.2 There shall be deducted, from the amounts paid to EMPLOYEE hereunder during any period of disability, any amounts actually paid to EMPLOYEE pursuant to any disability insurance or other similar program which the COMPANY has instituted or may institute on behalf of its employees.

         VII.     PARTICIPATION IN PLANS AND BENEFITS

                  VII.1 During the term of this Agreement, EMPLOYEE will be entitled to participate in and receive the benefits of all plans, benefits and privileges given to employees and executives of the COMPANY, whether now established or granted or which may come into existence hereafter, including, without limitation, the following:

                           VII1.1 COMPANY agrees to provide medical and dental services or reimbursement for such expenses to EMPLOYEE and or members of his immediate family. Such medical plan shall be comparable to the benefits provided under a comprehensive medical plan approved by the Board of Directors.

                           VII1.2 Upon the Board of Directors approval, COMPANY agrees to secure term life insurance on the life of EMPLOYEE, which is in effect at the time of execution of this Agreement. COMPANY agrees to pay all premiums on the policy during the term of employment provided herein. The term of life insurance should equate no less than three (3) times the EMPLOYEE's annual salary.


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Employee Initial:________
NETSTAIRS.COM:______


                           VII1.3 Upon the Board of Directors approval, the COMPANY shall continue disability insurance for EMPLOYEE, which is in effect at the time of execution of this Agreement, and which shall remain in effect during the term of this Agreement.

                           VII1.4 EMPLOYEE shall be entitled to a two (2) week of annual vacation without reduction of EMPLOYEE's compensation. EMPLOYEE shall be entitled to such additional time of not less than seven (7) non-consecutive days per annum without loss of compensation for attendance at meetings, conventions, and postgraduate courses as the Board of Directors of COMPANY shall, from time to time determine. Vacation days must be used during the calendar year and may not be accumulated. Each year of employment shall add an additional week of paid vacation which shall not exceed six (6) weeks.

                           VII1.5 EMPLOYEE shall be entitled to twelve (12) non-consecutive days per annum absence due to sickness without reduction of EMPLOYEE's compensation. Sick days must be used during the calendar year and may not be accumulated.

                           VII1.6 EMPLOYEE shall also receive such other benefits, fringe benefits and entitlements as is usual and customary for COMPANY to supply an EMPLOYEE of like status and position according to COMPANY's established policies on employment, as can be reasonably provided, consistent with the term of employment contemplated under this Agreement.

                           VII1.7 In the event that the parties do not reach agreement on a successor employment agreement on such terms that are mutually agreeable, and as a result of the Employee ceases to be employed by the company, the Company shall pay the Employee severance pay equal to the Employee's base salary and company performance adjustment due pursuant to this Agreement for a period of 36 months after the employee leaves the Company's employ.

                           VII1.8 In the event that EMPLOYEE is terminated without cause and as a result the Employee ceases to be employed by the company, the Company shall pay the Employee severance pay equal to the Employee's base salary and company performance adjustment due pursuant to this Agreement for a period of 36 months after the employee leaves the Company's employ.



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Employee Initial:________
NETSTAIRS.COM:______


         IVII.    EXPENSES

                  The COMPANY shall reimburse EMPLOYEE or otherwise provide for or pay for all reasonable expenses incurred by EMPLOYEE in furtherance or in connection with the business of the COMPANY and its subsidiaries, including, without limitation, automobile and traveling expenses, and all reasonable entertainment expenses. EMPLOYEE agrees that he will furnish the COMPANY'S adequate records and other documents bearing evidence required by state and federal statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of the COMPANY. If such expenses are paid for in the first instance by EMPLOYEE, the COMPANY will reimburse him. The Company shall issue to the Employee a corporate American Express card for use in connection with expenses incurred in connection with the performance of this Agreement.

         IX.      TERMINATION

                  IX.1 COMPANY SHALL HAVE THE ABSOLUTE RIGHT TO TERMINATE THIS AGREEMENT ON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:

                           IX1.1 Whenever COMPANY and EMPLOYEE shall MUTUALLY agree to terminate in writing.

                           IX1.2 Whenever the Board of Directors of COMPANY determines that cause (as defined in Section
                                    11.4 herein) exists for the termination of EMPLOYEE or COMPANY allows EMPLOYEE to resign in lieu of termination.

                           IX1.3    Upon the death of EMPLOYEE.

                           IX1.4 If EMPLOYEE shall suffer temporary or permanent disability. For purposes of this Agreement, "Disability" shall be defined as EMPLOYEE's inability, through physical or mental illness or other cause, to perform the majority of his usual duties for a period of six (6) months, or as may be defined in a valid disability insurance policy, whichever definition is less restrictive.

                           IX1.5 Upon the retirement of EMPLOYEE at age of Seventy (70) or at any age thereafter.

                           IX1.6 Inability to perform assigned duties as defined and expected by the Company's Board of Directors.



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Employee Initial:________
NETSTAIRS.COM:______



                  IX.2 EMPLOYEE shall have the absolute right to terminate this Agreement upon thirty (30) days prior written notice by EMPLOYEE to the COMPANY.

                  IX.3 Upon termination for any of the foregoing causes, EMPLOYEE shall be entitled to receive only the compensation accrued, but unpaid, as of the date of termination and shall not be entitled to additional compensation except as expressly provided in this Agreement under Sections VII, VIII, and XIV.

                  IX.4 The Company may immediately terminate this Agreement for just cause by written notice to the Employee for any of the following reasons: theft, fraud, embezzlement, dishonesty, or any material breach of this Agreement. In the event that the Company terminates the Employee for just cause the Company shall not be liable to make any further payments under this Agreement except for amounts due at the time of such termination.

                  IX.5 The Company may terminate this Agreement without cause upon thirty (30) day written notice to the EMPLOYEE. In the event of a without cause termination by the Company, the EMPLOYEE shall receive his salary and all other benefits provided herein for the duration of the Agreement. In addition, the EMPLOYEE shall thereafter receive severance benefits in accordance with Section 9.1.8.

         VIII.    BUSINESS RECORDS; SURRENDER

                  VIII.1 All business and financial records pertaining to customers of the COMPANY, including but not limited to books, software, chips, compression, algorithms, records, memoranda, orders, invoices, list of customers, billings and payment of billings and all records pertaining to compensation and expenses of EMPLOYEE within the scope of employment shall at all times be the property of the COMPANY.

                  VIII.2 Upon the termination of the EMPLOYEE's employment hereunder, for any reason whatsoever, and in addition to such other actions as may be reasonably required by Employer, the EMPLOYEE agrees to surrender to the Employer, in good condition, any record or records kept by him containing the names, addresses, and other information with regard to customers or potential customers of Employer which have been served or solicited by the Employee.



                                       7
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Employee Initial:________
NETSTAIRS.COM:______



         IX.      MERGER, TRANSFER, DISSOLUTION OR CHANGE OF CONTROL

                  IX.1 Except as provided in Section XIV, this Agreement shall not be terminated by:

                           IX.1.1 merger or consolidation where COMPANY is not the consolidated or surviving corporation;

                           IX.1.2 transfer of all or substantially all of the assets of COMPANY;

                           IX.1.3   change of control of COMPANY as described in
                                    Section 14.1;

                           IX.1.4 in the event, EMPLOYEE may elect at his/her own option to terminate this agreement within thirty (30) days written advanced notice.

                           In the event of any such merger, consolidation, transfer of assets or change of control of COMPANY, the surviving or resulting corporation or the transferee of COMPANY's assets shall be bound by, and shall have the benefit of, the provisions of this Agreement.

         X.       CHANGE IN CONTROL

                  X.1 Notwithstanding anything contained in this Agreement to the contrary, for the purposes of this Agreement, a "change in control of COMPANY" shall mean the occurrence of any of the following events:

                           X.1.1 any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), who holds less than 20% of the combined voting power of the securities of the COMPANY, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                                    Act), directly or indirectly, of securities of COMPANY representing twenty-five percent or more of the combined voting power of the securities of COMPANY then outstanding; or

                           X.1.2 during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute all members of the Board of Directors of COMPANY shall cease, for any reason, to constitute at least a majority of the Directors, unless the election of each Director who was not a Director at the beginning of the period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; or



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Employee Initial:________
NETSTAIRS.COM:______



                           X.1.3 COMPANY shall consolidate or merger with another company and COMPANY is the continuing or surviving corporation, or shares of COMPANY's common stock are converted into cash, securities, or other property, other than a merger of COMPANY in which the holders of the COMPANY's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in COMPANY immediately prior to the merger; or

                           X.1.4 COMPANY shall sell, lease, exchange, or otherwise transfer all or substantially all of its assets (in one transaction or in a series of related transactions); or

                           X.1.5 the stockholders of COMPANY shall approve a plan or proposal for the liquidated or dissolution of COMPANY.

                  X.2 EMPLOYEE shall have the right to resign from the employ of COMPANY at any time after a change in control of COMPANY. If EMPLOYEE resigns within two years of such a change in control, he shall be entitled to the payment provided in Section 14.3.

                  X.3 If EMPLOYEE resigns from the employ of COMPANY within two years of a change in control of COMPANY, or if COMPANY terminates this Agreement after a change in control of COMPANY for any reason other than substantial cause, then the following provisions of this Section X shall apply:

                           X.3.1 in lieu of any further salary payments to EMPLOYEE for periods subsequent to the date of the termination of his employment, COMPANY shall pay to EMPLOYEE, in a lump sum and in cash, as liquidated damages, an amount equal to the sum of:

                                    (i)      the greater of (I) three years'
                                             base salary, or (II) the base
                                             salary due to EMPLOYEE for the
                                             remaining term of this Agreement,
                                             in either case at the greater of
                                             the rate in effect at the date of
                                             the change in control of COMPANY or
                                             at the date of termination; plus

                                    (ii)     an amount equal to a multiple of
                                             two (2) times the largest total of
                                             the bonuses previously paid in any
                                             one year by COMPANY to EMPLOYEE
                                             pursuant to the provisions of
                                             Section 4.2 hereof.

                           X.3.2 COMPANY shall maintain in full force and effect until the expiration of the term of this Agreement, at its expense, all group insurance and



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Employee Initial:________
NETSTAIRS.COM:______



                                    other employee benefit plans (including, without limitation, qualified profit-sharing and retirement type plans) in which EMPLOYEE was entitled to participate prior to the date of his termination, provided that EMPLOYEE's continued participation is possible under the terms of such plans. If EMPLOYEE's continued participation under such plans is not possible, COMPANY shall arrange to provide EMPLOYEE with alternative benefits substantially similar to those provided under the group insurance and employee benefit plans of COMPANY in which EMPLOYEE was participating prior to the date of his termination.

                           Any payment due to EMPLOYEE pursuant to the
                  provisions of this Section 14.3 shall be paid to him by COMPANY on the fifth day following the date of EMPLOYEE's termination.

                  X.4      For purposes of the remaining provisions of this
                           Section XIV the following terms shall have the following meanings:

                           X.4.1 The term "Code" shall mean the Internal Revenue Code of 1986, as amended; and any references to sections thereof shall include any successor provisions of the Code or of any future income tax laws enacted as successors to the Code;

                           X.4.2 The term "Excise Tax" shall mean the tax imposed by Section 4999 of the Code;

                           X.4.3 The term "Gross-Up Payment" shall mean the payment referred to in subsection (e) of this Section XII.

                           X.4.4 The term "Section XIV Payments" shall mean all payments to which EMPLOYEE shall become entitled under the provisions of this
                                    Section XII.

                           X.4.5 The term "Other Payments" shall mean any payments or benefits, other than the Section XIV Payments, received or to be received by EMPLOYEE in connection with a change in control of COMPANY, or in connection with EMPLOYEE's termination of employment, and which are payable pursuant to the terms of any plan, arrangement, or agreement (other than this Agreement) with COMPANY, with COMPANY's successors, with any person whose actions result in a change in control of COMPANY, or with any person affiliated either with COMPANY or with any person whose actions result in a change in control of COMPANY.

                  X.5 If EMPLOYEE becomes entitled to any payments under this Section XIV and if the Section XIV Payments or any Other Payments will be subject to the Excise


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Employee Initial:________
NETSTAIRS.COM:______


                           Tax, then COMPANY shall pay to EMPLOYEE an additional sum (the "Gross-Up Payment") sufficient to provide EMPLOYEE with a net amount equal to the sum of the
                           Section XIV and the Other Payments, after deduction of any Excise Tax on such Payments and after deduction of any federal, state, or local income taxes, and of any Excise Tax, upon the Gross-Up Payment. The amount due from COMPANY under this
                           Section 14.5 shall be paid to EMPLOYEE within five days of the date of EMPLOYEE's termination.

                  X.6 The following rules shall apply for the purpose of determining whether any of the Section XIV Payments or any of the Other Payments will be subject to the Excise Tax and for the purpose of computing the amount of any such Excise Tax:

                           X.6.6 The value of any benefits payable to EMPLOYEE in any form other than cash, and the value of any deferred payments or benefits due to EMPLOYEE from COMPANY, shall be determined by COMPANY's independent auditors in accordance with the provisions of Section 280G(d)(3) of the Code.

                  X.7      For purpose of determining the amount of the Gross-Up
                           Payment:

                           X.7.1 EMPLOYEE shall be deemed to be subject to state and local income taxes at the highest marginal rate of taxation in the state and locality of EMPLOYEE's principal residence on the date of his termination; and

                           X.7.2 EMPLOYEE shall be deemed to be subject to federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is due (net of the maximum reduction in federal income taxes which EMPLOYEE can obtain from deduction of the state and local taxes described in the preceding clause).

                  X.8 If the Excise Tax is determined to exceed the amount taken into account under the provisions of this
                           Section XIV at the time of the termination of EMPLOYEE (including by reason of any payment, the existence or the amount of which could not be determined at the time of the Gross-Up Payment), COMPANY shall make an additional Gross-Up Payment in respect of such excess and in respect of any interest payable with respect to such excess, at the time that the amount of such excess is finally determined.

                           X.8.1 EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this Section XIV by seeking other employment or otherwise; and the amount of any payment provided for in this Section XIV shall not be reduced by any compensation earned by EMPLOYEE, either as the result of employment by any other employer after the date of his termination of employment with COMPANY or otherwise.



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Employee Initial:________
NETSTAIRS.COM:______



         XI.      COMPANY'S AUTHORITY

                  EMPLOYEE agrees to observe and comply with the rules and regulations of COMPANY as adopted by COMPANY's Board of Directors, which are not inconsistent with his sole discretion to manage the operations of the COMPANY, communicated in writing, respecting performance of his duties, and to carry out and perform orders, directions, and policies stated by COMPANY to him, from time to time, communicated in writing.

         XII.     INDEMNIFICATION OF LOSSES OF EMPLOYEE

                  COMPANY shall, to the maximum extent permitted by law, indemnify EMPLOYEE against expenses (including reasonable attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that EMPLOYEE is, or was, an employee, officer or agent of COMPANY. COMPANY shall advance to EMPLOYEE expenses incurred in defending any such proceedings to the maximum extent permitted by law. COMPANY's obligations under this Section shall not cease upon termination of this Agreement. EMPLOYEE may select legal counsel, at his sole discretion, to represent him in any such proceedings.


         XIII.    MISCELLANEOUS

                  XIII.1 Any and all notices, demands, requests or other communication required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the COMPANY or to an officer of the COMPANY, or in lieu of such personal delivery, when deposited, in the United States mail, registered or certified mail, addressed to the COMPANY, at the address of its principal office located at 3635 Park Central Blvd. North, Pompano Beach, FL 33064 or to the EMPLOYEE at the address then appearing for him on the books and records of the COMPANY. The COMPANY may change the address of its principal office in the manner required by law for purposes of this paragraph by giving notice to the change, in the manner required by this paragraph, to the respective parties.

                  XIII.2 Notwithstanding anything to the contrary contained herein , the payment or obligation to pay any money, or granting of any rights or privileges, to the EMPLOYEE as provided in this Agreement shall not be in lieu or in derogation of the rights and privileges that the EMPLOYEE now has under any plan or benefit presently outstanding.


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

Employee Initial:________
NETSTAIRS.COM:______



                  XIII.3 This Agreement may not be modified, changed, amended, or altered except in writing signed by the EMPLOYEE or his duly authorized representative, and by a duly authorized officer of the COMPANY.

                  XIII.4 This Agreement shall be interpreted in accordance with the laws of the State of Florida without application of its conflict of law provisions. It shall inure to the benefit of and be binding upon the COMPANY, and its successors and assigns.

                  XIII.5 EMPLOYEE shall not assign his rights and/or obligations hereunder.

                  XIII.6 Should any litigation be commenced between the parties to this Agreement concerning any provision of this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his attorney's fees in such litigation which shall be determined by the Court in such litigation or in a separate action brought for that purpose.

                  XIII.7 An original copy of this Agreement duly executed by the COMPANY and by the EMPLOYEE shall be delivered to the governing body of the COMPANY and be maintained by it at the principal office of COMPANY available for inspection only by consent of the EMPLOYEE.

                  XIII.8 Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding, subject to such invalidity not rendering the balance of the Agreement to be inconsistent with the original intent of the parties as evidenced by the terms of this Agreement.

                  XIII.9 This instrument constitutes the entire understanding and Agreement of the parties hereto respecting the subject of this Agreement and supersedes all prior agreements, promises, negotiations, or representations (if any) concerning its subject matter not expressly set forth in this Agreement are of no force and effect.

                  XIII.10 This Agreement and any certificates made pursuant hereto, may be executed in any number of counterparts and when so executed all of such counterparts shall constitute a single instrument binding upon all parties hereto notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

Employee Initial:________
NETSTAIRS.COM:______



                  XIII.11 This Article and Section headings used in this Agreement are for reference purposes only, and should not be used in construing this Agreement.

                  XIII.12 As used in this Agreement, the masculine gender shall include the feminine and neuter, and singular number shall include the plural, and vice versa.

                  XIII.13  Time is of the essence of this Agreement.

                  XIII.14 The Effective Date of this Agreement commences on September 1st, 1998.

                  XIII.15 The failure or delay of Company at any time to require performance by EMPLOYEE of any provision of this Agreement, even if known, shall not affect the right of COMPANY to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by COMPANY of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power ore remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  XIII.16 EMPLOYEE acknowledges that the services to be rendered by EMPLOYEE hereunder are extraordinary and unique and are vital to the success of the COMPANY, and that damages at law would be an inadequate remedy for any breach of threatened breach of this Agreement by Employee. Therefore, in the event of a breach or threatened breach by EMPLOYEE of any provision of this Agreement, then COMPANY shall be entitled, in addition to all rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security.

                  XIII.17 The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida, and that, therefore, without limiting the jurisdiction or venue or any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts or records of the State of Florida in Broward County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

Employee Initial:________
NETSTAIRS.COM:______



                  XIII.18 Notwithstanding anything to the contrary herein, the provisions of Sections V, VI, XII, XIII, XIV, and XVI shall survive and remain in effect in accordance with their respective terms in the event employment is terminated.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year as set forth below.

        Employee Name: ___________________________          Date: __/__/__

        Employee Signature:/s/Ahmad Moradi

        Company Authorized Officer name:                    Date:__/__/__

        Signature: /s/Phillip Rowe Jones




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